UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (954) 447-7920
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

SV 884027.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of David Lancelot.
David Lancelot has notified Spirit Airlines, Inc. (the “Company”) of his resignation from his position as Senior Vice President and Chief Financial Officer of the Company, effective March 1, 2012.

Appointment of Ted Christie as Senior Vice President and Chief Financial Officer.
On March 5, 2012, the Company announced the appointment of Edward M. Christie, III, age 41, to serve as the Company's Senior Vice President and Chief Financial Officer, effective April 16, 2012. Prior to joining the Company, Mr. Christie served as Vice President and Chief Financial Officer of Pinnacle Airlines Corp., since July 2011. Prior to that, Mr. Christie was a partner in the management consulting firm of Vista Strategic Group LLC from May 2010 to July 2011. Mr. Christie served in various positions from 2002 to 2010 at Frontier Airlines, including as Chief Financial Officer from June 2008 to January 2010, as Senior Vice President, Finance from February 2008 to June 2008, as Vice President, Finance from May 2007 to February 2008, and before that in several positions, including Corporate Financial Administrator; Director of Corporate Financial Planning; and Senior Director of Corporate Financial Planning and Treasury.
Under the terms of an offer letter between the Company and Mr. Christie, Mr. Christie will receive an initial annual base salary of $300,000, and he will be eligible for an annual performance-based bonus opportunity with a target achievement of 70% of his annual base salary and a maximum achievement of 200% of his annual base salary. In addition, the Company will grant to Mr. Christie, as inducement for commencing employment with the Company, an award of 95,000 units of equity incentive awards. These awards will consist of the following: (i) 47,500 restricted stock units with four-year vesting at a rate of 25% on each anniversary of the grant date; subject to Mr. Christie's continued service to the Company through each vesting date and (ii) 47,500 performance share units that will pay out within 60 days following December 31, 2014 (also subject to continued employment through the payment date), in shares of common stock, at a rate from 0% to 200% of the nominal award amount, based on the ranking of the total shareholder return of the Company's common stock for the three years commencing on January 1, 2012 compared to the total shareholder return of the common shares of companies included in an industry peer group.
In connection with Mr. Christie's appointment, the Company and Mr. Christie intend to enter into the Company's standard indemnification agreement, the form of which was filed as Exhibit 10.25 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
Item 7.01 Regulation FD Disclosure.
On March 5, 2012, the Company issued a press release announcing the above management change. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description

99.1	Press Release dated March 5, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2012	SPIRIT AIRLINES, INC.

By:     /s/ Thomas Canfield
Name:     Thomas Canfield

Title:	Senior Vice President, General Counsel and Secretary